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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 International Stock Option Plan of Maxygen, Inc. of our report dated February 18, 2000, with respect to the financial statements of Maxygen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Palo Alto, California
August 29, 2000